EXHIBIT 24.1
POWER OF ATTORNEY
     Each person whose signature appears below, hereby authorizes and appoints Richard D. Stromback as his attorney-in-fact with full power of substitution and resubstitution, to sign and file on his behalf individually and in each such capacity stated, below, the Annual Report of Ecology Coatings, Inc. on Form 10-KSB for the year ending September 30, 2007, and any amendments thereto to be filed with the Securities and Exchange Commission, The NASDAQ Stock Market or similar body, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date
/s/ Richard D. Stromback Richard D. Stromback	Chairman and Chief Executive Officer	December 19, 2007
/s/ F. Thomas Krotine F. Thomas Krotine,	Director, President and Chief Operations Officer	December 19, 2007
/s/ David W. Morgan	Vice President, Chief Financial Officer, and Treasurer	December 19, 2007
David W. Morgan	(Primary Financial Officer)
/s/ Robert W. Liebig	Director	December 19, 2007
Robert W. Liebig
/s/ Donald Campion	Director	December 19, 2007
Donald Campion
/s/ Adam S. Tracy	Vice President, Secretary and General Counsel	December 19, 2007
Adam S. Tracy
/s/ Kevin Stolz	Controller and Chief Accounting Officer	December 19, 2007
Kevin Stolz	(Primary Accounting Officer)